Exhibit 99.1
QuinStreet Grows 32%; Financial Services Strong, Education Accelerates
Company Reports $104M Revenue, $25M Adjusted EBITDA
Foster City, CA — November 3, 2010 — QuinStreet, Inc. (NASDAQ: QNST), a leader in vertical marketing and media online, today announced its financial results for the fiscal first quarter ended September 30, 2010.
For the quarter, the Company reported total revenue of $103.6 million, an increase of 32% over revenue reported in the same quarter last year.
The Company reported net income of $7.5 million, or $0.16 per diluted share, for the quarter. Adjusted net income for the quarter was $13.5 million, or $0.29 per diluted share. Adjusted net income excludes stock-based compensation expense and amortization of intangible assets, net of estimated tax.
Revenue for the Financial Services client vertical was $49.8 million, an increase of 61% as compared to the same quarter of last year. Revenue for the Education client vertical was $42.6 million, an increase of 5% as compared to the year-ago quarter. Revenue for the Education client vertical grew 20% excluding changes in revenue from a large education client undergoing a previously disclosed change in its online marketing strategy. Revenue for Other client verticals was $11.2 million, an increase of 57% as compared to the year-ago quarter.
Adjusted EBITDA for the quarter was $24.6 million, or 24% of revenue.
Reconciliations of adjusted net income to net income, adjusted EBITDA to net income, and free cash flow to net cash provided by operating activities are included in the accompanying tables.
“We are pleased to report our fourth consecutive quarter of year-over-year revenue growth of 30% or more. We are also excited to have exceeded quarterly revenue of $100 million for the first time,” commented Doug Valenti, QuinStreet CEO. “Revenue grew significantly in each of our client verticals, and we have never seen stronger client demand, visitor traffic or competitive advantages. Our business momentum is strong. Our markets are enormous, and despite our success to date, we are still very early in our penetration and growth potential.”
“We remain maniacally focused on execution and on delivering shareholder value, as we have since we started the Company 11 years ago. This is our ninth consecutive year of strong growth and strong, consistent profitability,” concluded Valenti.
Conference Call
QuinStreet will host a conference call and corresponding live webcast at 2:00 p.m. PT today. To access the conference call, dial 1-866-240-0819 for the U.S. and Canada and 1-973-200-3360 for international callers. The webcast will be available live on the investor relations section of the Company’s website at http://investor.quinstreet.com, and via replay beginning approximately two hours after the completion of the call until the Company’s announcement of its financial results for the next quarter. An audio replay of the call will also be available to investors beginning at approximately 5:00 p.m. PT on November 3, 2010 until 11:59 p.m. PT on November 11, 2010 by dialing 1-800-642-1687 in the U.S. and Canada, or 1-706-645-9291 for international callers, using passcode 16987722#. This press release, the financial tables, as well as other supplemental financial information are also available on the investor relations section of the Company’s website at http://investor.quinstreet.com.
Final operating results will be included in the Company’s quarterly report on Form 10-Q, which will be filed with the Securities and Exchange Commission no later than November 15, 2010.

About QuinStreet
QuinStreet, Inc. (NASDAQ: QNST) is a leader in vertical marketing and media online. QuinStreet is headquartered in Foster City, CA. For more information, please visit www.quinstreet.com.
Non-GAAP Financial Measures
This release and the accompanying tables include a discussion of adjusted EBITDA, adjusted net income, adjusted diluted net income per share and free cash flow, all of which are non-GAAP financial measures that are provided as a complement to results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The term “adjusted EBITDA” refers to a financial measure that we define as net income less provision for taxes, depreciation expense, amortization expense, stock-based compensation expense, interest and other income (expense), net. The term “adjusted net income” refers to a financial measure that we define as net income adjusted for amortization expense and stock-based compensation expense, net of estimated taxes. The term “adjusted diluted net income per share” refers to a financial measure that we define as adjusted net income divided by weighted average diluted shares outstanding. The term “free cash flow” refers to a financial measure that we define as net cash provided by operating activities, less capital expenditures and internal software development costs. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. In addition, our definition of adjusted EBITDA, adjusted net income, adjusted diluted net income per share and free cash flow may not be comparable to the definitions as reported by other companies.
We believe adjusted EBITDA, adjusted net income, adjusted diluted net income per share and free cash flow are relevant and useful information because they provide us and investors with additional measurements to analyze the Company’s operating performance.
Adjusted EBITDA is part of our internal management reporting and planning process and one of the primary measures used by our management to evaluate the operating performance of our business, as well as potential acquisitions. Adjusted EBITDA is useful to us and investors because it provides information related to the Company’s ability to provide cash flow for acquisitions, capital expenditures and working capital requirements. Internally, adjusted EBITDA is used by management for planning purposes, including preparation of internal budgets; to allocate resources to enhance financial performance; to evaluate the effectiveness of operational strategies; and to evaluate the Company’s capacity to fund acquisitions and capital expenditures as well as the capacity to service debt. Adjusted EBITDA is used as a key financial metric in senior management’s annual incentive compensation program. The Company believes that analysts and investors use adjusted EBITDA as a supplemental measurement to evaluate the overall operating performance of companies in its industry and use adjusted EBITDA multiples as a metric for analyzing company valuations. It is also an element of certain maintenance covenants under our debt agreements.
Adjusted net income and adjusted diluted net income per share are useful to us and investors because they present an additional measurement of our financial performance, taking into account depreciation, which we believe is an ongoing cost of doing business, but excluding the impact of certain non-cash expenses (stock-based compensation and amortization of intangible assets). The Company believes that analysts and investors use adjusted net income and adjusted diluted net income per share as supplemental measures to evaluate the overall operating performance of companies in our industry.
Free cash flow is useful to us and investors because it represents the cash that our business generates from operations, before taking into account cash movements that are non-operational, and is a metric commonly used in our industry to understand the underlying cash generating capacity of a company’s financial model. The Company believes that analysts and investors use free cash flow multiples as a metric for analyzing company valuations in our industry. Free cash flow has certain limitations in that it does not represent the total increase or decrease in the cash balance for the period, nor does it represent the residual cash flow for discretionary expenditures. Therefore, we think it is important to evaluate free cash flow along with our consolidated statement of cash flows.
We intend to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. A reconciliation of these non-GAAP measures to GAAP is provided in the accompanying tables.

Legal Notice Regarding Forward Looking Statements
This press release and its attachments contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties. Words such as “will,” “believe,” “intend,” “potential” and similar expressions are intended to identify forward-looking statements. These forward-looking statements include the quotations from management in this press release, as well as any statements regarding the Company’s anticipated financial results and strategic and operational plans. The Company’s actual results may differ materially from those anticipated in these forward-looking statements. Factors that may contribute to such differences include, but are not limited to: the Company’s ability to deliver an adequate rate of growth and manage such growth; the impact of changes in government regulation and industry standards; the Company’s ability to maintain and increase the number of visitors to its websites; the Company’s ability to identify and manage acquisitions; the impact of the current economic climate on the Company’s business; the Company’s ability to attract and retain qualified executives and employees; the Company’s ability to compete effectively against others in the online marketing and media industry; the impact and costs of any failure by the Company to comply with government regulations and industry standards; and costs associated with defending intellectual property infringement and other claims. More information about potential factors that could affect the Company’s business and financial results is contained in the Company’s annual report on Form 10-K as filed with the Securities and Exchange Commission on September 13, 2010. The Company does not intend and undertakes no duty to release publicly any updates or revisions to any forward-looking statements contained herein.
Contact Information:
Erica Abrams or Matthew Hunt
(415) 217-5864 or (415) 489-2194
erica@blueshirtgroup.com
matt@blueshirtgroup.com

QUINSTREET, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	September 30,	June 30,
	2010	2010
Assets
Current assets
Cash and cash equivalents	$127,294	$155,770
Accounts receivable, net	61,944	51,466
Deferred tax assets	8,528	8,528
Prepaid expenses and other assets	4,974	3,123

Total current assets	202,740	218,887

Property and equipment, net	7,985	5,419
Goodwill	179,006	158,582
Other intangible assets, net	57,801	47,156
Deferred tax assets, noncurrent	3,975	3,972
Other assets, noncurrent	599	614

Total assets	$452,106	$434,630

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$24,861	$16,776
Accrued liabilities	27,383	30,144
Deferred revenue	1,378	1,241
Debt	13,875	15,562

Total current liabilities	67,497	63,723

Deferred revenue, noncurrent	238	305
Debt, noncurrent	78,348	78,046
Other liabilities, noncurrent	2,529	2,534

Total liabilities	148,612	144,608

Stockholders’ equity
Common stock	48	47
Additional paid-in capital	223,570	217,581
Treasury stock	(7,779)	(7,779)
Accumulated other comprehensive (loss) income	(10)	9
Retained earnings	87,665	80,164

Total stockholders’ equity	303,494	290,022

Total liabilities and stockholders’ equity	$452,106	$434,630

QUINSTREET, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	September 30,
	2010	2009
Net revenue	$103,616	$78,552
Cost of revenue (1)	73,629	55,047

Gross profit	29,987	23,505
Operating expenses: (1)
Product development	5,551	4,470
Sales and marketing	4,745	3,625
General and administrative	4,722	3,441

Operating income	14,969	11,969
Interest income	67	9
Interest expense	(989)	(748)
Other income (expense), net	164	120

Income before income taxes	14,211	11,350
Provision for taxes	(6,710)	(4,837)

Net income	$7,501	$6,513

Net income attributable to common stockholders
Basic	$7,501	$2,207

Diluted	$7,501	$2,395

Net income per share attributable to common stockholders
Basic	$0.17	$0.16

Diluted	$0.16	$0.16

Weighted average shares used in computing net income per share attributable to common stockholders
Basic	45,098	13,405
Diluted	47,112	15,381

(1)	Cost of revenue and operating expenses include stock-based compensation expense as follows:

Cost of revenue	$1,144	$728
Product development	724	253
Sales and marketing	1,206	507
General and administrative	656	741

QUINSTREET, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended
	September 30,
	2010	2009
Cash flows from operating activities
Net income	$7,501	$6,513
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,897	3,952
Provision for sales returns and doubtful accounts receivable	(470)	216
Stock-based compensation	3,730	2,229
Excess tax benefits from stock-based compensation	(287)	(94)
Other non-cash adjustments, net	15	102
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable	(10,008)	(5,849)
Prepaid expenses and other assets	(1,852)	(236)
Other assets, noncurrent	20	44
Accounts payable	6,960	843
Accrued liabilities	(2,727)	4,229
Deferred revenue	70	(116)
Other liabilities, noncurrent	(5)	(25)

Net cash provided by operating activities	8,844	11,808

Cash flows from investing activities
Restricted cash	(6)	3
Proceeds from sales of property and equipment	—	44
Capital expenditures	(902)	(443)
Business acquisitions, net of notes payable and cash acquired	(34,121)	(11,763)
Internal software development costs	(384)	(316)

Net cash used in investing activities	(35,413)	(12,475)

Cash flows from financing activities
Payments for issuance of common stock	(5)	—
Proceeds from exercise of common stock options	2,095	296
Proceeds from bank debt	—	6,500
Principal payments on bank debt	(900)	(750)
Principal payments on acquisition-related notes payable	(3,365)	(1,963)
Excess tax benefits from stock-based compensation	287	94
Repurchases of common stock	—	(577)

Net cash (used in) provided by financing activities	(1,888)	3,600

Effect of exchange rate changes on cash and cash equivalents	(19)	(20)
Net (decrease) increase in cash and cash equivalents	(28,476)	2,913
Cash and cash equivalents at beginning of period	155,770	25,182

Cash and cash equivalents at end of period	$127,294	$28,095

QUINSTREET, INC.
RECONCILIATION OF NET INCOME TO
ADJUSTED NET INCOME
(In thousands)
(Unaudited)

	Three Months Ended
	September 30,
	2010	2009
Net Income	$7,501	$6,513
Amortization of intangible assets	4,922	3,155
Stock-based compensation	3,730	2,229
Tax impact of the above items	(2,673)	(1,885)

Adjusted net income	$13,480	$10,012

Adjusted diluted net income per share	$0.29

Weighted-average shares used to compute adjusted diluted net income per share	47,112

QUINSTREET, INC.
RECONCILIATION OF NET INCOME
TO ADJUSTED EBITDA
(In thousands)
(Unaudited)

	Three Months Ended
	September 30,
	2010	2009
Net income	$7,501	$6,513
Interest and other income (expense), net	758	619
Provision for taxes	6,710	4,837
Depreciation and amortization	5,897	3,952
Stock-based compensation	3,730	2,229

Adjusted EBITDA	$24,596	$18,150

QUINSTREET, INC.
RECONCILIATION OF NET CASH PROVIDED BY
OPERATING ACTIVITIES TO FREE CASH FLOW
(In thousands)
(Unaudited)

	Three Months Ended
	September 30,
	2010	2009
Net cash provided by operating activities	$8,844	$11,808
Capital expenditures	(902)	(443)
Internal software development costs	(384)	(316)

Free cash flow	$7,558	$11,049